EXHIBIT 99.6
FORM OF NOMINEE HOLDER CERTIFICATION
GROWLIFE, INC.

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase Units of GrowLife, Inc., a Delaware corporation (the “Company”), pursuant to the Rights Offering described and provided for in the Company’s Prospectus dated [______], 2018. Each Unit entitles the holder to one share of common stock of the Company, $0.0001 par value (the “Common Stock”) and two ½ Warrants consisting of one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 and one ½ warrant which with an exercise price of $0.024 per share, exercisable from the date of issuance through the expiration three years from the date of issuance, unless accelerated or redeemed. Each whole Warrant will be exercisable for one share of Common Stock. The undersigned hereby certifies to the Company and Direct Transfer LLC, as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights on the terms and subject to the conditions set forth in the Prospectus specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Right (as defined in the Prospectus), the number of Units specified below, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Right, each such beneficial owner’s Basic Subscription Right has been exercised in full:

Number of Shares Owned or Deemed to be Owned on the Record Date	Individual Soliciting Broker (if any)	Number of Units Subscribed for Pursuant to the Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over-Subscription Right
1.
2.
3.
4.
5.

By:   ________________________
Date:________________________

Title ________________________
Fax:  ________________________

Provide the following information, if applicable:

DTC Participant:                   ________________________

DTC Participant Number:     ________________________

By:      ________________________

Name: ________________________

Title:   ________________________

DTC Basic Subscription Confirmation Number(s): __________________________________________________

Date:  ________________________